Exhibit 10.7a

IPSCO Inc.

2005 Form 10-K

Change of Control Agreements for Executives

In accordance with the Instructions of Item 601 of Regulation S-K, the registrant has omitted filing Change of Control Agreements by and between IPSCO Inc. and the following employees as exhibits to this Form 10-K because, except as noted, they are identical to the form of Change of Control Agreement filed as Exhibit 10.7 with this Form 10-K.

1. John Tulloch

2. Joseph Russo